                                                                   EXHIBIT 10.10






                           ASSSET TRANSFER AGREEMENT

                                    BETWEEN

                     FLOUR CITY ARCHITECTURAL METALS, INC.

                                      AND

                            DOUGLAS DYNAMICS, L.L.C.

                          DATED AS OF JANUARY 1, 1996

                            ASSET TRANSFER AGREEMENT

                                    BETWEEN

                     FLOUR CITY ARCHITECTURAL METALS, INC.

                                      AND

                            DOUGLAS DYNAMICS, L.L.C.

DOCUMENT                                                            TAB NUMBER

Asset Transfer Agreement ............................................    1

        Exhibit A -- Warranty Deed ..................................    2

        Exhibit B -- Bill of Sale, Assignment and Assumption
                     Agreement ......................................    3

Schedule 1.1. Real Property .........................................    4

Schedule 1.2 Equipment ..............................................    5

Schedule 1.2(a) Excluded Equipment ..................................    6

Schedule 1.4 Contracts and Leases ...................................    7

Schedule 1.6 Government Licenses ....................................    8

Schedule 1.7 Accounts Receivable ....................................    9

Schedule 1.8 Other Assets ...........................................   10

Schedule 2.1(b) Other Liabilities ...................................   11

Schedule 2.1(c) Accounts Payable ....................................   12

Schedule 3 Consideration ............................................   13

Schedule 4.1.5 Environmental and Industrial Hygiene Compliance ......   14

Schedule 5.3 Personnel ..............................................   15

                            ASSET TRANSFER AGREEMENT


        ASSET TRANSFER AGREEMENT (together with the exhibits and schedules hereto, this "Agreement"), dated as of January 1, 1996, between Flour City Architectural Metals, Inc., a corporation organized and existing under the laws of the State of Delaware ("FCAM"), and Douglas Dynamics, L.L.C., a limited liability company organized under the laws of the State of Delaware ("DDLLC").

WITNESSETH:

        WHEREAS, FCAM wishes to transfer and assign to DDLLC, and DDLLC wishes to accept and assume, certain real property, equipment, furniture, fixtures, vehicles, inventories, records and other personal property; accounts receivable; contractual rights and obligations, all of which are located in Johnson City, Tennessee or relate to the operations of FCAM in Johnson City, Tennessee.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and upon the terms and conditions hereinafter set forth, the parties, intending to be legally bound, agree as follows:

ARTICLE I
The Assets

Subject to the terms and conditions, and on the basis of the representations, warranties and covenants and for the consideration, set forth herein, FCAM agrees to transfer and assign or cause to transfer and assign and DDLLC agrees to accept and assume, all of FCAM's right, title and interest as of December 31, 1995 (the "Effective Date") in, to and under all of the following (all of which are hereinafter collectively the "Assets"):

1.1 Real Property. All of the owned real property, including owned improvements thereon, described in Schedule 1.1 attached hereto and made a part hereof (hereinafter the "Real Property"). The Real Property shall be conveyed by Warranty Deed in the form of Exhibit A.

1.2 Equipment. All equipment, furniture and fixtures, tools, vehicles, leasehold improvements, and other items of tangible personal property owned by FCAM physically located on the Real Property, and used exclusively in operating the FCAM business at Johnson City, Tennessee (hereinafter the "Johnson City Business"), whether or not reflected on the books which are described in
Schedule 1.2 attached hereto and made a part hereof (hereinafter the "Equipment"), but not including those items set forth on Schedule 1.2(a) (hereinafter the "Excluded Equipment").

1.3 Inventories. All maintenance, janitorial, and office supplies owned by FCAM physically located on the Real Property and used exclusively in the Johnson City Business, whether or not accounted for by FCAM as inventory; and all inventories of raw materials and finished and semi-finished products and work-in-process owned by FCAM in connection with the manufacture of products for DDLLC, located on the Real Estate (hereinafter collectively the "Inventories"; and the Inventories together with the Equipment and the Records (as hereinafter defined) are hereinafter collectively the "Personal Property"). Except to the extent expressly set forth in Section 4.1.2. ALL SUCH PERSONAL PROPERTY SHALL BE CONVEYED "AS IS" AND "WHERE IS" IN ITS CONDITION ON THE CLOSING DATE, AND NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXTEND TO THE PERSONAL PROPERTY.

1.4 Contracts and Leases. All rights, to the extent such rights accrue after the Closing date, in and to: (i) all contracts, agreements and purchase orders for the sale or purchase of goods or services, or both, entered into by FCAM exclusively in connection with the operation of the Johnson City Business; ((ii) all leases for the use of personal property entered into by FCAM exclusively in connection with the operation of the Johnson City Business, and rights attributable to portions of leases for the use of personal property, including master leases pertaining to vehicles and other personal property, to the extent such portions relate exclusively to the operation of the Johnson City Business, (iii) all other contracts and agreements entered into by FCAM of whatever nature which pertain exclusively to the operation of the Johnson City Business, (all of items (i) through (iii) are hereinafter collectively the "Contracts"). The Contracts are listed on Schedule 1.4 attached hereto and made a part hereof.

1.5 Records. All sales and business records, product specifications, drawings, correspondence, engineering, maintenance, operating and production records, personnel records, credit records of customers, except for those portions of such credit records received from third parties pursuant to binding confidential obligations, and marketing or other studies relating exclusively to the Johnson City Business, the Assets or the Liabilities, other than accounting and tax records, which are owned by FCAM and maintained on the Real Property (the "Records").

1.6 Government Licenses. To the extent transfer is permitted under applicable law or regulation without liability to Armco for compliance therewith after the Closing, all government licenses and permits held by FCAM and which pertain exclusively to the operation of the Johnson City Business, a partial list of which is attached as Schedule 1.6 (hereinafter the "Government Licenses").

1.7 Accounts Receivable. All rights in and to all accounts receivable owned by FCAM and listed on Schedule 1.7, to the extent such accounts receivable are not satisfied on or prior to the Effective Date ("Accounts Receivable").

1.8 Other Assets. The prepaid expenses, miscellaneous deposits, travel advances and miscellaneous other assets listed on Schedule 1.8, to the extent listed thereon.

1.9 The Equipment, Inventories and Records shall be conveyed, the Contracts, Leases, Accounts Receivable and Other Assets shall be assigned, and the Assumption of Liabilities shall be effected pursuant to a Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit B.

ARTICLE II
Assumption of Liabilities

2.1   Liabilities Assumed. In addition to its undertakings pursuant to Section
5.2 hereof, DDLLC hereby agrees effective as of the Effective Date to assume, pay, perform and discharge all obligations and responsibilities (whether arising under written contract or otherwise): (a) relating to the Assets to the extent the same accrue after the Effective Date, including, but not limited to all obligations under the Contracts and the Government Licenses, (b) the liabilities relating to the Assets, including, but not limited to all obligations under the Contracts and the Government Licenses, and the DDLLC Employees, which are listed on Schedule 2.1(b), and; (c) the accounts payable of FCAM listed on Schedule 2.1(c), to the extent listed thereon, (collectively the liabilities described in Sections 2.1(a), 2.1(b) and 2.1(c) shall be the "Assumed Liabilities").

2.2 Liabilities Not Assumed. Except for the liabilities and obligations expressly referred to above or assumed by DDLLC elsewhere in this Agreement or in any instrument of conveyance or assumption, DDLLC will not assume or otherwise be responsible for any liabilities or obligations of FCAM, whether or not arising out of the Assets or the operation of the Johnson City Business, including but not limited to the following:

2.2.1 Litigation and Claims. All litigations and claims arising out of the operation of the Assets or the Johnson City Business on or prior to the Closing Date, including but not limited to product liabilities and warranty claims with respect to products manufactured, sold and delivered and services performed by FCAM on or prior to the Closing Date.

2.2.2 Tax Liabilities. Tax liabilities of any and all kinds of FCAM or relating to the Assets or the Johnson City Business arising prior to the Closing Date.

2.2.3 Debt. Any indebtedness of FCAM arising prior to the Closing Date from the operations comprising the Johnson City Business.

ARTICLE III
Consideration

In consideration for the transfer of the Assets to DDLLC by FCAM, DDLLC will assume the liabilities and pay to FCAM the sum of $19,382,459.51. The consideration will be allocated to the assets in accordance with Schedule 3.

ARTICLE IV
Representations and Warranties

4.1 Representations and Warranties of FCAM. FCAM hereby represents and warrants to DDLLC the following:

4.1.1 Title to Real Property. FCAM has good and marketable fee title to such Real Property free and clear of all mortgages, deeds of trust, security interests, pledges or other charges or encumbrances to secure the payment of money, subject only to the following: (a) any conditions that an accurate survey may show; (b) easements, rights of way and other encumbrances of record;
(c) easements, rights of way and other encumbrances for public utilities or granted to provide services to the facilities located on such Real Property to adjacent property; (d) zoning or other governmentally established restrictions or encumbrances; (e) liens for current taxes, assessments, governmental charges or levies not yet due; (f) workers' or unemployment compensation liens arising in the ordinary course of business; (g) mechanic's, materialman's, supplier's, vendor's, garnishment or similar liens arising in the ordinary course of business.

4.1.2 Title to Personal Property. Except as otherwise provided herein, FCAM has good and marketable title to the Personal Property, free and clear of all liens or encumbrances whatsoever, except for mechanic's, materialman's, supplier's, vendor's, garnishment or similar liens arising in the ordinary course of business.

4.1.3 Conflicts and Consents. The execution and delivery by FCAM of this Agreement and the other agreements and documents contemplated herein and its consummation of the transactions contemplated herein and therein will not violate any domestic or foreign law or rule or regulation thereunder or conflict with or result in any breach or violation of the Certificate of Incorporation or By-laws of FCAM or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien, charge or encumbrance on any of the Assets pursuant to, or constitute an event or condition that would permit termination or acceleration of the maturity of or any indenture, mortgage, lease, agreement or other instrument or obligation to which FCAM is a party or by which it, or any of the Assets, may be bound or affected.

4.1.4 Taxes

There are no pending questions to the knowledge of FCAM relating to, nor claims asserted for, ad valorem taxes or assessments upon the Assets.

4.1.5 Environmental and Industrial Hygiene Compliance. FCAM has not received notice, written or oral, from any governmental agency having jurisdiction, alleging the Real Property is in violation of any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the real Property. Except as set forth in Schedule 4.1.5, to the knowledge or Armco, FCAM has not disposed of any Hazardous Substances on, under or about the Real Property, nor does FCAM have any knowledge of any such activity by any other person. For the purposes of this Section 4.1.5, the term "Hazardous Substances" shall be as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq., and in the regulations adopted and publications promulgated pursuant to said laws.

4.1.6 Compliance with Laws and Other Documents. FCAM has not received notice, written or oral, from any governmental agency having jurisdiction, alleging that FCAM is in violation or default with respect to any applicable law, ordinance, order or regulations relating to the Johnson City Business or the Assets, or in violation or default in any respect under any indenture, agreement or other instrument under which FCAM is a party or may be bound, default under or violation of which laws or regulations, indenture, agreement or other instrument would materially adversely affect the Johnson City Business.

ARTICLE V
Covenants

5.1     Covenants of FCAM. FCAM covenants and agrees with DDLLC as follows:

5.1.1 Further Assurances. FCAM will from time to time at the request of DDLLC, and without further consideration, execute and deliver such further instruments of transfer, conveyance and assignment, in addition to those contemplated herein, and take such other action as DDLLC may reasonably request in order to further vest in DDLLC title to the Assets as contemplated herein and to assist DDLLC in the collection or reduction to possession of the Assets.

5.1.2 Forwarding of Payments. FCAM agrees that any payment of monies to which DDLLC is entitled hereunder but which is made instead to FCAM for whatever reason, will be promptly and in good faith forwarded to DDLLC, in the manner directed by DDLLC.

5.1.3 Obtainment Consents. FCAM agrees that it will cooperate with DDLLC to obtain the consent or agreement of any person to the assignment of any of the Contracts, Trade Accounts Receivable or the Permits, provided, however, that FCAM shall not be obligated to make any payments or otherwise provide any consideration to or on behalf of such third party in consideration of such consent or agreement; and provided further that FCAM shall have no liability to DDLLC in the event of any such consent or agreement is not obtained.

5.1.4 Access to Records. FCAM agrees that it shall maintain all such records and other documents in its possession which relate to the Johnson City Business, the Assets or to the Liabilities, without charge to DDLLC, and shall keep such records and documents in accordance with its record retention system and in no event destroy any such records and documents less than five (5) years old. At all reasonable times, DDLLC, its accountants, appraisers, attorneys and agents shall be entitled to examine and copy such records and documents.

5.2     Covenants of DDLLC. DDLLC covenants and agrees with FCAM as follows:

5.2.1 Access to Records. DDCCL agrees that at all reasonable times after the Closing Date FCAM, its accountants, appraisers, attorneys or agents shall have a right to reasonably examine, audit and duplicate, at FCAM's expense, all the Records and other records and documents which relate to the operation of the Johnson City Business prior to the Closing Date or the performance by FCAM or DDLLC of their respective obligations hereunder or under any exhibit or schedule hereto. DDLLC shall give FCAM three month's prior notice of the intentional destruction by DDLLC of any Records or such other records and documents. FCAM may, within a period of thirty (30) calendar days from receipt of such notice, notify DDLLC of FCAM desire to retain one or more of the items to be disposed of, whereupon DDLLC shall deliver to FCAM, at DDLLC's expense, such items. Any items that FCAM does not request delivered to it may be destroyed.

5.2.2 Future Advertising and Sales Activity. DDLLC shall after the Closing Date identify itself as the owner of the Johnson Business and the Assets, and as soon as reasonably possible after the Closing Date shall place its name in a prominent position on all the Real Property, all business records and other sales or advertising-related material (including materials used for the packaging of any product) received by it hereunder. DDLLC shall use all reasonable efforts to remove from the Real Property.

5.2.3 Forwarding of Payments. DDLLC agrees that any payment of monies to which FCAM is entitled hereunder, but which is made instead to DDLLC for whatever reason, will be promptly and in good faith forwarded to FCAM.

5.3     Personnel and Benefits.

5.3.1 Employment Status. All hourly and salaried employees of FCAM who are employed exclusively in the operation of the Johnson City Business, who are so employed immediately prior to the Closing, and who are identified on Schedule
5.3 hereto shall become employees of DDLLC (hereinafter "DDLLC Employees").

5.4     Indemnification.

5.4.1 FCAM hereby agrees to indemnify and hold harmless DDLLC against, for and in respect of any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs, charges and expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding, all hereinafter referred to collectively as "Losses") suffered, sustained, incurred, or required to be paid by DDLLC, solely by reason of (i) any material breach or failure of observance or performance by FCAM of any representation, warranty, covenant, agreement or commitment made by FCAM in this Agreement or any Exhibit or Schedule hereto; (ii) any liabilities or obligations of FCAM are not expressly assumed by DDLLC pursuant to Sections 2.1 and 2.2 of this Agreement.

5.4.2 DDLLC hereby agrees to indemnify and hold harmless Armco, FCAM against, for and in respect of any and all Losses suffered, sustained, incurred, or required to be paid by FCAM solely by reason of (i) any material breach or failure of observance or performance by DDLLC of any representation, warranty, covenant, agreement or commitment made by DDLLC in this Agreement, any Exhibit or Schedule hereto; (ii) any material breach or failure of observance or performance by DDLLC of its undertaking under Section 2.1 hereof; (iii) DDLLC's management, control, ownership and operation of the Assets and the Johnson
City Business after the Closing Date.

ARTICLE VI
Miscellaneous

6.1 Headings. The headings in this Agreement are for convenience only and form no part of this Agreement.

6.2 Amendment. This Agreement may not be amended except in a written instrument signed by both parties and expressly stating it is an amendment to this Agreement.

6.3 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except for the conflict of law provisions thereof.

6.4 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

6.5 Remedies Cumulative. Except as otherwise stated in this Agreement, the rights and remedies provided in this Agreement are cumulative and not in the alternative, and are in addition to, and, except as otherwise provided herein, without prejudice to any other rights and remedies hereunder or otherwise at law or in equity which might be available to a party.

6.6 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, together with all the certificates, documents and agreements to be delivered pursuant hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and all prior agreements, representations, discussions and negotiations between the parties pertaining to the subject matter hereof, are superseded hereby.

6.7 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives, and assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party. Each party represents that it is entering into this transaction as principal for its own account and not as an agent for any other party.

FLOUR CITY ARCHITECTURAL METALS, INC.


By: /s/ Michael J. Russo
    --------------------------------

Title:    President
      ------------------------------

DOUGLAS DYNAMICS, L.L.C.

By:           [SIG]
    -------------------------------

Title:    President
     ------------------------------

                                                                       EXHIBIT B

                          BILL OF SALE, ASSIGNMENT AND
                              ASSUMPTION AGREEMENT


        This Bill of Sale, Assignment and Assumption Agreement (this "Agreement") is made and entered into as of the 1st day of January, 1996 ("Effective Date") by and between Flour City Architectural Metals, Inc., a Delaware corporation ("Assignor") and Douglas Dynamics, L.L.C., a Delaware limited liability company ("Assignee") the terms "Assignor" and "Assignee" to include their respective legal representatives, successors, and assigns where the context requires or permits);


                         W I T N E S S E T H   T H A T:


        WHEREAS, Assignor has as of the Effective Date conveyed, by warranty deed unto Assignee certain improved real property lying and being located in Washington County, Tennessee, as more particularly described in Schedule 1.1 of the Asset Agreement (as hereinafter defined), together with certain improvements thereon and all appurtenances belonging thereto (the "Real Property"), pursuant to that certain Asset Transfer Agreement dated as of December 31, 1995 between Assignor, as seller and Assignee, as purchaser ("Asset Agreement"); and

        WHEREAS, Assignor and Assignee pursuant to the terms of the Asset Agreement intend that certain of Assignor's assets associated with the Real Property and the operation of the Assignor's business at the Real Property be assigned and transferred to Assignee.

        NOW, THEREFORE, FOR AND IN CONSIDERATION of the sum set forth in the Asset Agreement, the conveyance by Assignor to Assignee of the Real Property, and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor and Assignee hereby agree as follows:

        1. Personal Property, Assignor hereby transfers, grants, conveys and assigns to Assignee all of the right, title and interest of Assignor, in and to the personal property used in the operation or occupancy of the Real Property including the Equipment, Inventories and Records as described in Sections 1.2, 1.3 and 1.5 of the Asset Agreement ("Personal Property").

        2. Contracts and Leases. Assignor hereby transfers, grants, conveys and assigns to Assignee all of Assignor's right, title, benefit, and interest, if any, to, and under Contracts and Lease, as described in Section
1.4 of the Asset Agreement ("Contracts"). Assignor hereby indemnifies and agrees to hold Assignee harmless from and against all claims, damages, defaults, or other liabilities or costs (including, without limitation, court costs and attorney's fees) which rise out of, in connection with, or under the Contracts prior to the Effective Date. Assignee hereby indemnifies and agrees to hold Assignor harmless from and against any claims, damages, defaults or other liabilities or costs (including, without limitation, court costs and attorneys' fees) which arise out of, in connection with, or under the Contracts from and after the Effective Date.

        3. Government Licenses. Subject to Paragraph 5 hereof, Assignor hereby transfers, grants, conveys and assigns to Assignee all of the right, title, interest, and benefit of Assignor, if any, in, to, and under any and all sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, and right-of-way permits, utility permits, drainage rights and environmental permits related to the Real Property.

        4. Accounts Receivable and Other Assets. Assignor hereby transfers, grants, conveys and assigns to Assignee all of the right, title and interest of Assignor, in and to the Accounts Receivable as described in
Schedule 1.7 of the Asset Agreement and to the Other Assets as described in
Schedule 1.8 of the Asset Agreement.

        5. Purchase Agreement. The transfers assignments and assumptions set forth are subject to the terms and provisions of the Asset Agreement and to the extent of any conflict between the terms and provisions of this Agreement and the Asset Agreement, the terms and provisions of the Asset Agreement shall control.

        6. Assignee hereby accepts such assignment and agrees with Assignor to assume, and hereby does assume and agree to pay, perform and discharge directly to the respective parties to the Contracts and with their successors in interest, and with the government agencies or bodies which issued or are responsible for administering the Government Licenses, all liabilities and obligations of Assignor described in Section 2.1 of the Asset Agreement (the "Assumed Liabilities"). The assumption of Assumed Liabilities by the Assignee hereunder is not intended to and does not confer any rights on any party other than Assignor, and without limiting the foregoing, this Agreement does not create or expand any rights of any third party. Such assumption shall not subject the Assignee to any greater liability, with respect to any of the Assumed Liabilities, than would have been enforceable against Assignor. Except for the Assumed Liabilities, and for certain other undertakings in the Asset Agreement, the Assignee is not assuming any other debt, liability, contract, commitment, engagement, license or other obligation of Assignor, whether fixed or contingent.

        7. Assignor and Assignee agree that this Agreement shall be void and of no force or effect with respect to any particular Contract or Governmental License unless and until any required consent of any third party shall have been obtained.

        8. Assignor and Assignee agree that if the consent of any third party necessary for Assignor to assign any of the Contracts to the Assignee is not obtained, then, to the extent permitted without such consent, the Assignee will fully perform and discharge all of Assignor's obligations under such Contracts as subcontractor of Assignor. As compensation for performing such obligations, Assignor shall pay to Assignee in a commercially reasonable manner to effectuate the subcontracting provisions hereof.

        9. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware except for the conflict of law provisions thereof. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

        10. Successors and Assigns. The Agreement shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed these presents as of this 31st day of December, 1995.

                                           ASSIGNOR:

                                           Flour City Architectural Metals, Inc.

                                           By: MICHAEL J. RUSSO
                                             -----------------------------------
                                           Name: Michael J. Russo
                                           Title: President

                                           ASSIGNEE:

                                           Douglas Dynamics, L.L.C.

                                           By: /s/
                                             -----------------------------------
                                           Name:
                                           Title: